UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 24, 2012

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

9 GREENWAY PLAZA, SUITE 2200 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Foreign Corrupt Practices Act Investigation

On April 24, 2012, Hercules Offshore, Inc. (the “Company”) received a letter from the Department of Justice (“DOJ”) notifying the Company that the DOJ has closed its inquiry into the Company regarding possible violations of the Foreign Corrupt Practices Act (“FCPA”) and does not intend to pursue enforcement action against the Company. The DOJ indicated that its decision to close the matter was based on, among other factors, the thorough investigation conducted by the Company’s special counsel and the Company’s compliance program. As previously disclosed, the Company was notified by the Securities and Exchange Commission (“SEC”) and DOJ in April 2011, that certain of the Company’s activities were under review by the SEC and DOJ with respect to possible violations of the FCPA in certain international jurisdictions where the Company conducts operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: April 26, 2012	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and
Chief Compliance Officer